Exhibit 10.16

EXHIBIT A

DKK ____________	______________, 2011

LIQTECH USA, INC.

PROMISSORY NOTE

FOR VALUE RECEIVED, Liqtech USA, Inc. a Delaware corporation, (the “Company”) hereby promises to pay to the order of ____________ (the “Holder”) at the offices of Morse, Zelnick Rose & Lander, LLP, 405 Park Avenue, Suite 1401, New York, New York 10022, the principal sum of __________ DKK (Danish Kroner) in lawful money of the Kingdom of Denmark on June 30, 2012, without interest.

This Note may be prepaid by the Company at any time.

If this Note is not paid when due the entire balance of the unpaid principal on this Note shall immediately become due and payable without presentation, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

LIQTECH USA, INC.

By: